Exhibit 32.1

                Certifications Pursuant to 18 U.S.C. Section 1350
                             as Adopted Pursuant to
                  Section 906 of the Sarbanes-Oxley Act of 2002

The undersigned, the Principal Executive and Financial Officer (President) of Sword Comp-Soft Corp. (the "Company"), hereby certifies, pursuant to 18 U.S.C.
Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to his knowledge on the date hereof:

      (a) The Quarterly Report on Form 10-Q SB of the Company for the period ended May 31, 2003, filed on the date hereof with the Securities and Exchange Commission (the "Report") fully complies with the requirements of Section 13 (a) or 15 (d) of the Securities Exchange Act of 1934; and

      (b) Information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: January 13, 2006


                                                 /s/ Louis Greco
                                         -------------------------------
                                                   Louis Greco
                                                    President
                                   (Principal Executive and Financial Officer)

This certification accompanies the Report pursuant to the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by such Act, be deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.